Registration No. 333-___________
         As filed with the Securities and Exchange Commission on June 28, 2002

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             _________________

                                 FORM S-8

                           REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933

                             _________________


                      Peoples Community Bancorp, Inc.
______________________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)


                                  Maryland
______________________________________________________________________________
       (State or Other Jurisdiction of Incorporation or Organization)


                                 31-1686242
______________________________________________________________________________
                    (I.R.S. Employer Identification No.)


6100 West Chester Road
West Chester, Ohio                                                    45069
______________________________________________________________________________
(Address of Principal Executive Offices)                            (Zip Code)


           Peoples Community Bancorp, Inc. 2001 Stock Option Plan
                                    and
     Peoples Community Bancorp, Inc. 2001 Recognition and Retention Plan
                             and Trust Agreement
______________________________________________________________________________
                          (Full Title of the Plan)


                                         Copies to:
Jerry D. Williams                        Kevin M. Houlihan, Esq.
President and Chief Executive Officer    Eric M. Marion, Esq.
Peoples Community Bancorp, Inc.          Elias, Matz, Tiernan & Herrick L.L.P.
6100 West Chester Road                   734 15th Street, N.W.
West Chester, Ohio 45069                 Washington, D.C. 20005
(513) 870-3530                           (202) 347-0300
______________________________________________________________________________
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                      CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

Title of                          Maximum         Proposed
Securities       Amount           Proposed        Maximum         Amount of
to be            to be            Offering Price  Aggregate       Registration
Registered       Registered (1)   Per Share       Offering Price  Fee
______________________________________________________________________________

Common Stock,
 par value $.01
 per share       94,857 shares(2) $14.00(2)       $1,327,998      $122

Common Stock,
 par value $.01
 per share      102,916 shares(3) $20.99(3)       $2,160,207      $199

Common Stock,
 par value $.01
 per share       79,109 shares(4) $20.99(4)       $1,660,498      $153
                -------            -----           ---------       ---

Total           276,882 shares                    $5,148,703      $474
                =======                            =========       ===
______________________________________________________________________________

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Peoples Community Bancorp, Inc. ("Company" or "Registrant") 2001 Stock Option Plan (the "Option Plan") and 2001 Recognition and Retention Plan and Trust Agreement (the "Recognition Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) The 94,857 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 102,916 shares represent shares of Common Stock which have been reserved under the Option Plan for stock options not yet granted under the Option Plan. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock of the Company on June 24, 2002 on the Nasdaq National Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

(4) The 79,109 shares represent shares of Common Stock which have been reserved for issuance pursuant to the Recognition Plan. The Proposed Maximum Offering Price Per Share is equal to the average of the high and low prices of the Common Stock of the Company on June 24, 2002 on the Nasdaq National Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

                         __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                   PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual
               Information.*

________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended September 30, 2001 filed with the Commission on December 28, 2001;

          (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements in the Annual Report referred to in clause (a) above;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on March 14, 2000 (File No. 000-29949); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Maryland,
Article 9 of the Registrant's Articles of Incorporation provides as follows:

Article 9.     Indemnification, Etc. of Directors, Officers, Employees and
               Agents.

     A. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or who, while acting as such, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation (foreign or domestic), partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 2-418 of the MGCL, excluding paragraph (g) thereof.

     B. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section A of this Article 9 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt by the Corporation of (i) a written affirmation by the person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation under Section A of this Article 9 has been met and (ii) a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the applicable standard of conduct has not been met or the person is not otherwise entitled to be indemnified by the Corporation.

     C.   Other Rights and Remedies.  The indemnification provided by this
          Article 9 shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under Section 2-418(g) of the MGCL, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his acts or omissions relate to matters for which the liability of directors and officers cannot be restricted or limited under Section 2-405.2 of the MGCL.

     D. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while acting as such, was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation (foreign or domestic), partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Bylaws of the Corporation.

     E. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

     F. Modification. The duties of the Corporation to indemnify and to advance expenses to any persons as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9 shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 7.        Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     No.    Exhibit                                           Page

     4      Common Stock Certificate*                         --

     5      Opinion of Elias, Matz, Tiernan & Herrick         E-1
            L.L.P. as to the legality of the Common Stock

     10.1   Peoples Community Bancorp, Inc. 2001              --
            Stock Option Plan**

     10.2   Peoples Community Bancorp, Inc. 2001
            Recognition and Retention Plan and
            Trust Agreement**                                 --

     23.1   Consent of Elias, Matz, Tiernan & Herrick         --
            L.L.P. (contained in the opinion included as Exhibit 5)

     23.2   Consent of Grant Thornton LLP                     E-3

     24     Power of attorney for any subsequent              --
            amendments is located in the signature pages

_______________

* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-93047) filed with the Commission on December 17, 1999, as amended.

**   Incorporated by reference from the Company's Registration Statement on
Form S-4 (Commission File No. 333-53666) filed with the Commission on January 12, 2001.


Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Ohio, on this 28th day of June 2002.

                                   PEOPLES COMMUNITY BANCORP, INC.

                                   By:/s/ Jerry D. Williams
                                      ----------------------------------
                                      Jerry D. Williams
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Jerry D. Williams his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.



        Name                        Title                      Date
____________________        ______________________     _______________________


/s/ Jerry D. Williams       Director, President        June 28, 2002
---------------------       and Chief Executive
Jerry D. Williams           Officer


/s/ Thomas J. Noe           Director and Chief         June 28, 2002
-----------------           Financial Officer
Thomas J. Noe               (principal financial
                            and accounting
                            officer)

/s/ John E. Rathkamp        Director and Secretary     June 28, 2002
--------------------
John E. Rathkamp



/s/ John L. Buchanan        Director                   June 28, 2002
--------------------
John L. Buchanan


        Name                        Title                      Date
____________________        ______________________     _______________________


/s/ Donald L. Hawke         Director                   June 28, 2002
-------------------
Donald L. Hawke


/s/ Paul E. Hasselbring     Chairman of the Board      June 28, 2002
-----------------------
Paul E. Hasselbring


/s/ Nicholas N. Nelson      Director                   June 28, 2002
----------------------
Nicholas N. Nelson


/s/ James R. Van DeGrift    Director                   June 28, 2002
-----------------------
James R. Van DeGrift